Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

For More Information Contact:

Aberdeen Asset Management Inc.

Investor Relations

800-522-5465

InvestorRelations@aberdeen-asset.com

ABERDEEN EMERGING MARKETS SMALLER COMPANY OPPORTUNITIES  FUND, INC. ANNOUNCES CHANGE IN NYSE-MKT TICKER SYMBOL

Philadelphia, July 17, 2015 — Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc. (the “Fund”) announced today that its current NYSE-MKT ticker symbol, “ETF”, will change to “ABE” effective at the close of trading on Friday, July 31, 2015. The Fund’s website address will change from aberdeenetf.com to aberdeenabe.com effective as of the same date.  The Fund’s Board of Directors approved the changes at the quarterly Board meeting on June 16, 2015.

The change of the ticker symbol, which is intended to avoid potential confusion with exchange-traded funds, will not affect how the Fund is managed, the value of your shares or how the Fund’s share are traded.

If you wish to receive Fund information electronically, please contact InvestorRelations@aberdeen-asset.com

aberdeenetf.com

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